Exhibit 99.1

Aeluma Provides Third Quarter of Fiscal Year 2025 Results

Reports Record Third Quarter with Revenue Growth of 265%

Momentum Builds with NASDAQ Uplisting, Strong Capital Position, and Growing Demand Across AI and Defense

GOLETA, CA – May 7, 2025 – Aeluma, Inc. (NASDAQ:ALMU), a semiconductor company specializing in high-performance, scalable technologies for mobile, automotive, AI, defense and aerospace, communication, and quantum computing, today provided a corporate update and announced financial results for the third quarter of fiscal 2025, which ended March 31, 2025.

Recent Company Highlights

●	NASDAQ Uplist and Capital Raise: Closed oversubscribed public offering with $13.8 million gross proceeds, bringing total capital raised in fiscal year to nearly $17 million. Completed uplist to NASDAQ under ticker “ALMU.”

●	Board Expansion: Appointed former NVIDIA finance leader Mike Byron to the Board of Directors, strengthening strategic leadership to help scale operations for AI and quantum computing markets.

●	U.S. Department of Energy Contract: Secured funding to accelerate development of low-cost shortwave infrared photodetectors applicable to mobile, AR/VR, and industrial markets.

●	SPIE Defense + Commercial Sensing: Showcased next-generation photonic solutions for scaling sensing, 3D imaging, and silicon photonics at Exhibition. Presented technical talks and participated in an industry panel on “Silicon Photonics for Defense and National Security.”

●	NSTC Membership: Became a member of the National Semiconductor Technology Center (NSTC), a CHIPS Act initiative aimed at strengthening U.S. leadership in semiconductor technology, manufacturing, and supply chain resilience.

●	Optical Fiber Communications (OFC) Conference Presentation: Joint research presented with AIM Photonics and UC Santa Barbara on quantum dot lasers integrated with silicon photonics for AI and co-packaged optics.

●	Laser Focus World Feature: Highlighted in a technical feature outlining how scalable quantum dot lasers are key for optical interconnects in AI infrastructure.

●	Media Visibility: CEO Jonathan Klamkin featured in SemiWiki’s CEO interview series, discussing Aeluma’s mission, commercial roadmap, and government engagements.

Management Commentary

“We believe that the combination of our successful uplist to NASDAQ, our oversubscribed capital raise, our third-quarter revenue, and our strong revenue backlog poises Aeluma for a strong growth trajectory,” said Jonathan Klamkin, Ph.D., Founder and CEO of Aeluma. “Commercial interest in our technology across defense and aerospace, AI infrastructure, consumer sensing, quantum computing, and automotive continues to grow. Aeluma should be in a position to transition to commercialization to support the demands of several of these high-growth markets in the near future.”

Financial Results

For the quarter ended March 31, 2025, revenue was $1.3 million, compared to $344 thousand in the same quarter last year, and $1.6 million in the prior quarter.

The company recorded a net income of $1.5 million, or $0.12 and $0.11, respectively per basic and diluted share, for the quarter ended March 31, 2025, compared to a net loss of $963 thousand, or ($0.08) per basic and diluted share, for the same quarter last year, and a net loss of $2.9 million, or ($0.24) per basic and diluted share, in the prior quarter. Net income varied quarter-over-quarter primarily due to non-cash changes in fair value of derivative liabilities of $2.6 million gain in the quarter ended March 31, 2025 following the $3.0 million loss in the prior quarter. Non-GAAP net income was $7 thousand for the quarter ended March 31, 2025.

Adjusted EBITDA for the quarter ended March 31, 2025 was $109 thousand, compared to ($685) thousand for the same quarter last year, and $648 thousand in the prior quarter.

The Company had $15.9 million in cash and cash equivalents, and certificate of deposit as of March 31, 2025, compared to $3.1 million as of December 31, 2024 and $1.9 million as of March 31, 2024.

The total number of shares outstanding was 15,795,467 as of March 31, 2025.

Revenue Guidance

Aeluma met its revenue target for the quarter and is tracking to meet its annual revenue guidance of approximately $4.4-4.6 million for fiscal 2025. Aeluma continues to build confidence in its growth trajectory, supported by strong contract performance and expanding market opportunities.

These statements are forward looking and actual results may differ materially. Refer to the Forward-Looking Statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

Note about Non-GAAP Financial Measures

This press release includes and makes reference to certain non-GAAP financial measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Aeluma believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Aeluma believes that these non-GAAP financial measures provide additional insight into Aeluma’s ongoing performance and core operational activities and has chosen to provide these measures for more consistent and meaningful comparison between periods. These measures should only be used to evaluate Aeluma’s results of operations in conjunction with the corresponding GAAP measures. The non-GAAP results exclude the effect of stock-based compensation, depreciation and amortization.

This press release includes non-GAAP financial measures, including:

●	Non-GAAP net income (loss), which is defined as GAAP net income (loss) plus stock-based compensation expenses, amortization of discount on convertible notes, and changes in fair value of derivative liabilities; and

●	Adjusted EBITDA, defined as non-GAAP net income (loss) plus depreciation and amortization expenses, less interest income.

A reconciliation between GAAP and non-GAAP financial results is provided in the financial statements portion of this press release.

About Aeluma, Inc.

Aeluma (www.aeluma.com) develops photonics and optoelectronics for sensing, computing, and communication applications. Aeluma has pioneered a technique to manufacture semiconductor chips using high-performance compound semiconductor materials on large-diameter substrates that are commonly used for mass-market microelectronics. The technology has the potential to enhance performance and scale manufacturing, both of which are critical for emerging applications. Aeluma is developing a streamlined business model from its headquarters in Santa Barbara, California that has a state-of-the-art manufacturing cleanroom. Its transformative semiconductor chip technology may impact a variety of markets including mobile, defense and aerospace, AI, automotive, AR/VR, quantum, and communication. Aeluma differentiates itself with unique semiconductor manufacturing capability, proprietary technology, the ability to perform rapid prototyping, and a broad set of product offerings.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Company’s expectations regarding its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on the Company’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Company

Aeluma, Inc.

(805) 351-2707

info@aeluma.com

Investor Contact

Bishop IR

Mike Bishop

(415) 894-9633

ir@aeluma.com

Aeluma, Inc. and Subsidiary

Consolidated Balance Sheets (unaudited)

	March 31, 2025	December 31, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$3,865,659	$3,063,059	$1,291,072
Certificate of deposit	12,000,000	-	-
Accounts receivable	1,143,417	1,324,632	60,004
Deferred compensation, current portion	3,086	6,171	20,133
Prepaids and other current assets	213,833	136,307	21,637
Total current assets	17,225,995	4,530,169	1,392,846
Property and equipment:
Equipment	1,616,669	1,572,291	1,531,494
Leasehold improvements	546,864	546,864	546,864
Accumulated depreciation	(913,530)	(809,436)	(608,630)
Property and equipment, net	1,250,003	1,309,719	1,469,728
Intangible assets	4,583	5,333	6,833
Right of use asset - facility	868,145	899,623	961,626
Other assets	13,014	13,014	13,014
Total assets	$19,361,740	$6,757,858	$3,844,047

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$173,207	$182,932	$317,237
Accrued expenses and other current liabilities	216,782	172,414	180,706
Lease liability, current portion	135,854	133,460	128,743
Total current liabilities	525,843	488,806	626,686
Lease liability, long-term portion	838,802	873,276	941,200
Derivative liabilities	-	5,048,174	-
Convertible notes, net	-	1,379,690	-
Total liabilities	1,364,645	7,789,946	1,567,886
Commitments and contingencies	-	-	-
Stockholders’ equity (deficit):
Preferred stock	-	-	-
Common stock	1,579	1,224	1,218
Additional paid-in capital	33,783,427	16,215,492	15,899,304
Accumulated deficit	(15,787,911)	(17,248,804)	(13,624,361)
Total stockholders’ equity (deficit)	17,997,095	(1,032,088)	2,276,161
Total liabilities and stockholders’ equity	$19,361,740	$6,757,858	$3,844,047

Aeluma, Inc. and Subsidiary

Consolidated Statements of Operations (unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024	March 31, 2025	March 31, 2024
Revenue	$1,254,966	$1,612,519	$343,894	$3,348,220	$639,286
Operating expenses:
Cost of revenue	413,085	584,549	233,585	1,312,209	385,491
Research and development	470,979	268,061	620,285	1,140,114	2,106,253
General and administrative	1,202,372	370,311	452,792	2,069,149	1,721,820
Total expenses	2,086,436	1,222,921	1,306,662	4,521,472	4,213,564
Income (loss) from operations	(831,470)	389,598	(962,768)	(1,173,252)	(3,574,278)
Other income (expense):
Interest income	2,558	101	198	2,761	879
Other expense	-	-	(81)	-	(81)
Amortization of discount on convertible notes	(287,298)	(283,043)	-	(715,117)	-
Changes in fair value of derivative liabilities	2,577,103	(3,001,480)	-	(277,942)	-
Total other income (expense), net	2,292,363	(3,284,422)	117	(990,298)	798
Income (loss) before income tax expense	1,460,893	(2,894,824)	(962,651)	(2,163,550)	(3,573,480)
Income tax expense	-	-	-	-	-
Net income (loss)	$1,460,893	$(2,894,824)	$(962,651)	$(2,163,550)	$(3,573,480)
Net income (loss) per share:
Basic	$0.12	$(0.24)	$(0.08)	$(0.18)	$(0.29)
Diluted	$0.11	$(0.24)	$(0.08)	$(0.18)	$(0.29)
Weighted average common shares outstanding:
Basic	12,472,061	12,212,403	12,175,195	12,286,284	12,338,041
Diluted	13,206,919	12,212,403	12,175,195	12,286,284	12,338,041

Book value per share	$1.44	$(0.08)	$0.19	$1.44	$0.19

Aeluma, Inc. and Subsidiary

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024	March 31, 2025	March 31, 2024
GAAP net income (loss)	$1,460,893	$(2,894,824)	$(962,651)	$(2,163,550)	$(3,573,480)
Non-GAAP adjustments:
Stock-based compensation - stock option	832,792	149,103	191,844	1,148,986	568,340
Consulting and advisory - restricted stock award	3,085	6,981	6,981	17,047	25,920
Amortization of discount on convertible notes	287,298	283,043	-	715,117	-
Changes in fair value of derivative liabilities	(2,577,103)	3,001,480	-	277,942	-
Total adjustments to GAAP net income (loss)	(1,453,928)	3,440,607	198,825	2,159,092	594,260
Non-GAAP net income (loss)	$6,965	$545,783	$(763,826)	$(4,458)	$(2,979,220)
Depreciation & amortization	104,845	102,181	78,663	307,150	211,196
Interest income	(2,558)	(101)	198	(2,761)	879
Adjusted EBITDA	$109,252	$647,863	$(684,965)	$299,931	$(2,767,145)

GAAP net income (loss) per share - basic	$0.12	$(0.24)	$(0.08)	$(0.18)	$(0.29)
Non-GAAP adjustments	(0.12)	0.28	0.02	0.18	0.05
Non-GAAP net income (loss) per share - basic	$-	$0.04	$(0.06)	$-	$(0.24)

GAAP net income (loss) per share - diluted	$0.11	$(0.24)	$(0.08)	$(0.18)	$(0.29)
Non-GAAP adjustments	(0.11)	0.28	0.02	0.18	0.05
Non-GAAP net income (loss) per share - diluted	$-	$0.04	$(0.06)	$-	$(0.24)

Aeluma, Inc. and Subsidiary

Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended March 31,
	2025	2024
Operating activities:
Net loss	$(2,163,550)	$(3,573,480)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of deferred compensation	17,047	25,920
Stock-based compensation expense	1,148,986	568,340
Depreciation and amortization expense	307,150	211,196
Amortization of discount on convertible notes	715,117	-
Changes in fair value of derivative liabilities	277,942	-
Changes in operating assets and liabilities:
Accounts receivable	(1,083,413)	41,739
Prepaids and other current assets	(192,196)	(76,170)
Accounts payable	(144,030)	(114,561)
Accrued expenses and other current liabilities	34,270	40,826
Net cash used in operating activities	(1,082,677)	(2,876,190)
Investing activities:
Purchase of equipment	(85,175)	(316,934)
Net cash used in investing activities	(85,175)	(316,934)
Financing activities:
Repurchase of common stock	-	(4,001)
Proceed from stock option exercise	10,000	-
Proceeds from convertible notes issuance	3,145,000	-
Proceeds from Public Offering, net of costs	12,587,439	-
Net cash provided by (used in) financing activities	15,742,439	(4,001)
Net change in cash and cash equivalent, and certificate of deposit	14,574,587	(3,197,125)
Cash and cash equivalent, and certificate of deposit, beginning of period	1,291,072	5,071,690
Cash and cash equivalent, and certificate of deposit, end of period	$15,865,659	$1,874,565
Supplemental non-cash disclosures:
Conversion of convertible notes to stockholders’ equity	$1,666,988	-
Conversion of derivative liabilities to stockholders’ equity	$2,471,071	-